UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2005

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	On April 6, 2007, Transcend Services, Inc. (“Transcend” or the “Company”) fulfilled the prerequisites for receiving the proceeds under a Promissory Note dated March 1, 2005 payable to the Development Corporation of Abilene, Inc. (“DCOA”) in the principal amount of $1,000,000 (the “Promissory Note”). Transcend received $850,000 under the Promissory Note on April 6, 2005 and was pre-funded $150,000 under the Promissory Note on March 31, 2005.

The Promissory Note relates to the Agreement For Financial Assistance by and between DCOA and Transcend effective as of March 1, 2005 (the “Agreement”) that was approved by DCOA on March 4, 2005. See the Current Report on Form 8-K filed on March 9, 2005 where the Agreement was disclosed as a Material Definitive Agreement. Under the terms of the Agreement, DCOA shall provide up to $2 million of interest-free, secured loans to Transcend (the “Loans”). In return, Transcend shall establish and operate a medical transcription training center and regional office in Abilene, Texas (the “Facility”). In addition, Transcend shall recruit, hire and train in the Facility up to 208 medical transcription professionals, the majority of whom shall be recruited from Abilene or the area surrounding Abilene, as defined in the Agreement. DCOA shall offer the Loans to Transcend in two increments of $1 million each in return for Transcend recruiting, hiring and training up to 104 medical transcription professionals for each Loan. The Promissory Note is the first such Loan.

Transcend and DCOA intend for the Promissory Note to be paid by Transcend using job creation/retention incentive payments provided to Transcend by DCOA based upon job creation incentives, as defined in the Agreement, that are earned by Transcend as provided in the Agreement. The Promissory Note is secured by a $150,000 letter of credit from a bank and certain furniture and equipment (the “Collateral”). The Collateral shall be released as the principal balance of the Promissory Note is reduced by job creation incentives that are earned by Transcend. Principal reductions of the Promissory Note shall be effected through earned job creation incentives, not cash, as follows: (1) $25,000 per month for the first six months of the Agreement provided that 15 employees are hired by Transcend during that period; and (2) the straight-line amortization of job creation incentives earned by Transcend on or before March 31, 2010 over 20 quarters through March 31, 2012. The principal balance of the Promissory Note, if any, remaining on March 31, 2012 is payable in cash by Transcend unless said balance is forgiven by DCOA.

(b)	Not applicable.

(c)	Noted.

(d)	Not applicable.

(e)	Not applicable.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit 4.1 Promissory Note dated March 1, 2005 payable to the Development Authority of Abilene, Inc. in the principal amount of $1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: April 8, 2005	/s/ Larry G. Gerdes
Larry G. Gerdes
Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit 4.1	Promissory Note dated March 1, 2005 payable to the Development Authority of Abilene, Inc. in the principal amount of $1 million.